As filed with the Securities and Exchange        Registration No. 333-18595
Exchange Commission on January 10, 1996
  ==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------
                               Amendment No. 1
                                      to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                          --------------------------
                        GRAND TOYS INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)
                                                        87-0454155
  Nevada                                             (I.R.S. Employer
  State or Other Jurisdiction of                    Identification No.)
  Incorporation or Organization)

                          1710 Route Transcanadienne
                        Dorval, Quebec, Canada H9P 1H7
                                (514) 685-2180
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)
                              -----------------

                                Stephen Altro
                                  President
                        Grand Toys International, Inc.
                          1710 Route Transcanadienne
                        Dorval, Quebec, Canada H9P 1H7
                                (514) 685-2180
   (Name, Including Zip Code, and Telephone Number, Including Area Code, of
                              Agent for Service)
                              -----------------

     Copies of all communications,  including all communications sent to the Agent for Service, should be sent to:

                              Paul J. Pollock, Esq.
                              Piper & Marbury L.L.P.
                           1251 Avenue of the Americas
                             New York, NY 10020-1104
                                  (212) 835-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:|X|

                       CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------============
Title of Shares   Amount to  Proposed Maximum   Proposed Maximum Amounteof
to be Registered  Registered Offering Price Per Aggregate        Registration
                                      Unit      Offering Price   Fee
-----------------------------------------------------------------============
Common Stock,     183,486       $1.125          $206,421.75        $71.18 (1)
$.001 par value   shares
-----------------------------------------------------------------============
(1)   Registration fee paid previously.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     ITEM 16.  EXHIBITS


 Exhibit No.                   Description
      3       Bylaws of the Company(1)

      5 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered (contains Consent of Counsel)

     24.1     Consent of Piper & Marbury L.L.P. (see
              Exhibit 5)

     24.2     Consent of KPMG(1)

(1) Exhibit Previously filed

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dorval, Quebec, Canada, on this 10th day of January, 1997.

                          GRAND TOYS INTERNATIONAL, INC.


                          By:    /s/ Stephen Altro
                                Stephen Altro, President and Director



                          By:   /s/ Ron Goldenberg
                                Ron Goldenberg, Executive
                                 Vice-President and Director


       In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the dates stated. Each person below has duly authorized and appointed each of Stephen Altro and Ron Goldenberg, and each of them severally, acting alone and without the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as either such attorney-in-fact may deem necessary or appropriate.

        Signature       Title                               Date

/s/ Stephen Altro       President and Director        January 10, 1997
________________________(Principal Executive
 Stephen Altro          Officer)

/s/ David Mars by Ron
Goldenberg,             Executive Vice Chairman       January 10, 1997
attorney-in-fact        and Director
________________________
David Mars

                        Executive Vice
/s/ Ron Goldenberg      President, Chief              January 10, 1997
________________________Financial Officer,
Ron Goldenberg          Secretary, Treasurer and
                        Director (Principal
                        Financial and Accounting
                        Officer)

/s/ James B. Rybakoff by
Ron Goldenberg,         Director                      January 10, 1997
attorney-in-fact
________________________
James B. Rybakoff




                        Director                      January 10, 1997

________________________
Elliot Bier

                                                          Exhibit 5

                                 PIPER & MARBURY
                                     L.L.P.
                           1251 Avenue of the Americas
                          NEW YORK, NEW YORK 10020-1104
                                  212-835-6000
                                FAX: 212-835-6001
                                                                    WASHINGTON
                                                                      NEW YORK
                                                                  PHILADELPHIA
                                                                        EASTON


                         January 10, 1996



Grand Toys International, Inc.
1710 Route Transcanadienne
Dorval, Quebec, Canada H9P 1H7

Gentlemen:

      We have acted as counsel to Grand Toys International, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement"), Registration No. 333-18595 filed with the Securities and Exchange Commission (the "Commission"), of the offer and sale of 183,486 shares of common stock, par value $.001 per share, of the Company (the "Shares") by the Selling Stockholders identified in the Registration Statement. This opinion is being provided at your request in connection with the filing of the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Registration Statement.

      In this capacity, we have examined the Registration Statement, the Articles of Incorporation, as amended, and Amended and Restated Bylaws of the Company, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and all public records reviewed are accurate and complete. As to factual matters, we have relied on an officer's certificate and have not independently verified the matters stated therein.

      Based upon the foregoing, we are of the opinion and so advise you that the Shares have been duly and validly authorized, legally issued and are fully-paid and non-assessable.

      We call your attention to the fact that the members of this firm who worked on the transactions contemplated herein are not licensed to practice law in any jurisdiction other than the State of New York. To the extent in rendering the foregoing opinion the laws of Nevada are or may be applicable, our opinion is based solely upon a review of the General Corporation Law of the State of Nevada. Accordingly, except as provided in the preceding sentence, we express no opinion with respect to the laws of any jurisdiction other than the State of New York and the federal laws of the United States typically applicable to transactions of the type contemplated by the Registration Statement. Without limiting the generality of the foregoing, we also express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

      The opinion expressed in this letter is solely for the use of the Company and the Selling Stockholders in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval. The opinion expressed in this letter is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Registration Statement and in the Prospectus included in the Registration Statement, as having passed on the validity of the Shares. In giving this consent, the firm does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Piper & Marbury L.L.P.


                                          Piper & Marbury L.L.P.